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                                                                      EXHIBIT 21


                             SIGNIFICANT SUBSIDIARIES


Subsidiary Name                                                        Jurisdiction
---------------                                                        ------------
Nabors Alaska Drilling, Inc.                                           Alaska
Nabors Corporate Services, Inc.                                        Delaware
Nabors Drilling USA, Inc.                                              Delaware
Nabors Holding Company                                                 Delaware
Nabors Offshore Corporation                                            Delaware
Pool Company                                                           Delaware
Serendipity Investments, Ltd.                                          Delaware